Exhibit 99.1

CONTACT:	Investor Relations
404-715-2170

Corporate Communications
404-715-2554, media@delta.com

Delta Announces Plan to Return Additional $6 Billion to Shareholders Through 2017

Board increases dividend by 50 percent and approves new $5 billion share repurchase authorization

Company sets goal to achieve and maintain $4 billion adjusted net debt by 2017

ATLANTA, May 13, 2015 – Delta’s Board of Directors today announced a new $5 billion share repurchase program, to be completed no later than December 31, 2017. In addition, the company’s quarterly dividend will increase by 50 percent to $0.135 per share beginning in the September 2015 quarter. These two programs are expected to return more than $6 billion to shareholders through 2017. The company also announced that it is on track to complete the remaining $725 million of its prior $2 billion share repurchase authorization by June 30.

“Today’s announcement marks the next phase of Delta’s long-term capital deployment strategy as we near conclusion of our balance sheet transformation and place even greater emphasis on returning our free cash flow to shareholders,” said Daniel Carp, chairman of Delta’s Board of Directors. “The expansion of our shareholder return program reflects the Board’s confidence in Delta’s ability to sustain and improve upon its strong financial performance.”

Raising the Bar on Shareholder Returns

In an investor presentation this morning, Delta provided an update on its progress against the capital deployment plan announced by the company in May 2014. The company announced plans to drive additional shareholder value by accelerating cash returns to shareholders while strengthening the balance sheet through debt and pension reductions.

“Our long-term plan stays true to Delta’s core values – running the most operationally reliable and customer-focused airline, maintaining the culture that drives our success, and investing in our business,” said Richard Anderson, Delta’s chief executive officer. “Delta continues to raise the bar among industrial companies, leading its peer set in free cash flow generation. Our latest shareholder return announcement underlines Delta’s efforts to build a durable, sustainable franchise that will benefit our customers, employees, and shareholders for many years to come.”

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•	Cash returns to shareholders: The company is on track to complete the remaining $725 million of its current $2 billion repurchase authorization by the end of June 2015, one and a half years ahead of schedule. When this authorization is completed, Delta will have returned a total of $3 billion in dividends and share repurchases since announcing its initial program two years ago. Going forward, the company intends to return at least 50 percent of free cash flow to shareholders through 2017. The new $5 billion repurchase authorization and 50 percent increase to the quarterly dividend approved by Delta’s Board of Directors are expected to return more than $6 billion to shareholders through 2017.
•	Debt: Delta ended the March 2015 quarter with $7.4 billion of adjusted net debt, a reduction of $2.0 billion since the end of 2013 and roughly $10 billion since the company began its debt reduction efforts in 2009. The company has set a target to achieve and maintain $4 billion of adjusted net debt by year end 2017. This debt level is expected to result in annual net interest expense of ~$200 million, a $1.1 billion reduction compared to 2009.
•	Pension: Since 2009, Delta has increased its pension plan assets by $1.7 billion, net of $5.2 billion in distributions, through a combination of contributions and asset returns. The company plans to maintain its current $1 billion annual funding level through 2020, with a goal of achieving 80 percent funded status by that date. Delta made a one-time additional $200 million contribution in 2015, for a total contribution of $1.2 billion for the year, to keep the company on track to achieve its 2020 target.

Repurchases under Delta’s program may be made through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, or accelerated share repurchase transactions in compliance with applicable regulatory guidelines, including Securities and Exchange Commission Rule 10b-18. Purchases will be made subject to market and economic conditions, applicable legal requirements, and other relevant factors.

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 327 destinations in 60 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of rebalancing our hedge portfolio, recording mark-to-market adjustments or posting collateral in connection with our fuel hedge contracts; the possible effects of accidents involving our aircraft; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub or gateway airports; disruptions or security breaches of our information technology infrastructure; our dependence on technology in our operations; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at Monroe’s Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the sensitivity of the airline industry to prolonged periods of stagnant or weak economic conditions; the effects of terrorist attacks or geopolitical conflict; and the effects of the rapid spread of contagious illnesses.

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Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2014. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of May 13, 2015, and which we have no current intention to update.

Non-GAAP Reconciliations

Delta sometimes uses information ("non-GAAP financial measures") that is derived from the Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Under the U.S. Securities and Exchange Commission rules, non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures.

Forward Looking Projections. Delta is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be estimated at this time.

Adjusted Net Debt

Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted debt by cash, cash equivalents and short-term investments, and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

	Three Months Ended		Year Ended		Year Ended
(in billions)	March 31, 2015		December 31, 2013		December 31, 2009
Debt and capital lease obligations	$9.6		$11.3		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.1		0.4		1.1
Adjusted debt and capital lease obligations		$9.7		$11.7		$18.3
Plus: 7x last twelve months' aircraft rent		1.7		1.5		3.4
Adjusted total debt		11.4		13.2		21.7
Less: cash, cash equivalents and short-term investments		(3.6)		(3.8)		(4.7)
Less: hedge margin receivable		(0.4)		–		–
Adjusted net debt		$7.4		$9.4		$17.0

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